Lithia Reports Adjusted EPS of $2.03 for Third Quarter of 2015; Revenues Increase 61%

Declares $0.20 per Share Dividend for Third Quarter

MEDFORD, OR -- (Marketwired - October 21, 2015) - Lithia Motors, Inc. (NYSE: LAD) reported adjusted net income of $53.6 million for the third quarter of 2015, the highest quarterly net income in company history and a 54% increase over the prior year period.

2015 third quarter adjusted net income was $2.03 per diluted share. This compares to 2014 third quarter adjusted net income of $34.9 million, or $1.32 per diluted share.

Unadjusted net income for the third quarter of 2015 was $43.4 million, or $1.64 per diluted share, compared to $34.5 million, or $1.31 per diluted share, for the third quarter of 2014. As shown in the attached non-GAAP reconciliation tables, the 2015 third quarter adjusted results exclude a $0.39 non-core net charge related to a previously announced employee transition agreement partially offset by an equity investment. The 2014 third quarter adjusted results exclude a $0.01 non-core net charge related to acquisition expenses partially offset by a non-core benefit resulting from a tax attribute.

Third quarter 2015 revenue increased $788 million, or 61%, to $2.1 billion from $1.3 billion for the third quarter of 2014.

Third Quarter-over-Quarter Operating Highlights:

  Total same store sales increased 12%
  New vehicle same store sales increased 11%
  Used vehicle retail same store sales increased 13%
  Service, body and parts same store sales increased 10%
  Same store F&I per unit increased $71 to $1,274
  Adjusted SG&A expense as a percentage of gross profit was 66.0%

"Our third quarter earnings were the highest in company history," said Bryan DeBoer, President and CEO. "Same store sales in all four business lines grew by double digits, led by a 13% increase in used vehicle sales. Total revenues increased 61% and adjusted earnings per share increased 54% over the prior year period. A robust new vehicle sales environment, improving supply of late model used vehicles, and the continued growth in our service, body and parts business is allowing our store leaders to unlock new opportunities to improve performance across our company. We remain positive on the overall outlook for both organic and acquisition growth in 2016."

For the first nine months of 2015, revenue from continuing operations increased 63% to $5.9 billion from $3.6 billion in 2014.

For the first nine months of 2015, adjusted net income per diluted share increased 43% to $5.28 from $3.69 for the first nine months of 2014. Unadjusted net income from continuing operations was $5.10 per diluted share for the first nine months of 2015, compared to $3.58 per diluted share for the first nine months of 2014.

Chris Holzshu, SVP and CFO, said, "Adjusted SG&A as a percentage of gross profit was 66.0% in the third quarter of 2015, bringing the first nine months of the year down to 67.8%, thanks to strong performance from both Lithia and DCH. For the third quarter, incremental throughput, or the percentage of additional same store gross profit dollars that we retain after deducting incremental selling costs, was 49.3% We are targeting consolidated SG&A as a percentage of gross profit in the mid-60s on a full year basis. Additionally, same store F&I per unit was $1,274 per unit, an increase of $71 over the prior year. We still believe opportunity remains to improve this number given continued focus by our store personnel."

Corporate Development
As previously announced, in the third quarter of 2015 we acquired a Ford store in Missoula, Montana, an Acura store in Honolulu, Hawaii, and a Subaru Hyundai GMC store in Great Falls, Montana. Also as previously announced, in October, 2015 we acquired a Chrysler Jeep Dodge Ram Fiat store in Concord, California. We estimate these stores will contribute approximately $175 million in annual revenues.

Bryan DeBoer, President and CEO, stated, "We have purchased or opened six stores in 2015 which will add cumulative annual revenues of approximately $220 million. We are actively seeking stores in both our Lithia exclusive market strategy and in our DCH metropolitan market strategy. The acquisition market remains robust and we anticipate further transactions for both Lithia and DCH in the near term."

Balance Sheet Update
We ended the second quarter with $33 million in cash and $163 million in availability on our credit facilities. Additionally, approximately $144 million of our operating real estate is currently unfinanced, which could provide an estimated additional $108 million in available liquidity, for total potential liquidity of $304 million.

Dividend Payment
Our Board of Directors has approved a dividend of $0.20 per share related to third quarter 2015 financial results. We will pay the dividend November 20, 2015 to shareholders of record on November 6, 2015.

2015 Outlook
We project 2015 fourth quarter earnings of $1.61 to $1.65 per diluted share and 2015 full year earnings of $6.89 to $6.93 per diluted share. Both projections are based on the following annual assumptions:

Continuing Operations Projections

  Total revenues of $7.8 to $7.9 billion
  New vehicle sales increasing 48%
  New vehicle gross margin of 6.0% to 6.2%
  Used vehicle sales increasing 41%
  Used vehicle gross margin of 12.4% to 12.6%
  Service body and parts sales increasing 44%
  Service body and parts gross margin of 48.8% to 49.2%
  Finance and insurance gross profit of $1,190 per unit
  Tax rate of 39.0%
  Average diluted shares outstanding of 26.5 million

Same Store Projections

  Total revenues of $5.7 to $5.9 billion
  New vehicle same store sales increasing 9%
  Used vehicle same store sales increasing 12.5%
  Service body and parts same store sales increasing 10%
  Finance and insurance gross profit of $1,230 per unit

2016 Earnings Guidance
We project 2016 first quarter earnings of $1.46 to $1.50 per diluted share and 2016 full year earnings of $7.15 to $7.35 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $8.3 to $8.4 billion
  New vehicle sales increasing 5.5%
  New vehicle gross margin of 5.9% to 6.1%
  Used vehicle sales increasing 6%
  Used vehicle gross margin of 12.4% to 12.6%
  Service body and parts sales increasing 5%
  Service body and parts gross margin of 49.0%to 49.4%
  Finance and insurance gross profit of $1,210 per unit
  Tax rate of 40.0%
  Average diluted shares outstanding of 26.6 million

These projections exclude the impact of future acquisitions, dispositions and non-core items. Actual results may be affected by items described under Forward-Looking Statements below.

Third Quarter Earnings Conference Call and Updated Presentation
The third quarter conference call may be accessed at 11:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the third quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest automotive retailers in the United States. Lithia sells 31 brands of new vehicles and all brands of used vehicles at 135 stores in 14 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

  Future market conditions;
  Expected operating results, such as improved store performance; continued improvement of SG&A as a percentage of gross profit; generating 2015 fourth quarter earnings per share of $1.61 to $1.65 per diluted share and 2015 full year earnings of $6.89 to $6.93 per diluted share; generating 2016 first quarter earnings per share of $1.46 to $1.50 per diluted share and 2016 full year earnings of $7.15 to $7.35 per diluted share and all projections set forth under the headings "2015 Outlook", "Continuing Operations Projections", "Same Store Projections" and "2016 Earnings Guidance";
  Anticipated continued success and growth of DCH;
  Anticipated ability to improve store performance; ability to find accretive acquisitions; and additions of dealership locations to the company's portfolio in the future; and
  Anticipated availability of liquidity from our unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth throughout Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and in Part I, Item 1A. Risk Factors of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                               Three months ended                     %
                                 September 30,        Increase    Increase
                             ---------------------
                                2015        2014     (Decrease)  (Decrease)
                             ---------   ---------   ----------  ----------
Revenues:
New vehicle retail          $1,227,080  $  732,121  $   494,959        67.6%
Used vehicle retail            505,885     340,522      165,363        48.6
Used vehicle wholesale          69,472      48,853       20,619        42.2
Finance and insurance           76,633      46,855       29,778        63.6
Service, body and parts        189,796     120,772       69,024        57.2
Fleet and other                 15,979       7,988        7,991       100.0
                             ---------   ---------   ----------  ----------
  Total revenues             2,084,845   1,297,111      787,734        60.7
Cost of sales:
New vehicle retail           1,149,923     684,473      465,450        68.0
Used vehicle retail            443,598     296,624      146,974        49.5
Used vehicle wholesale          68,892      48,349       20,543        42.5
Service, body and parts         95,846      62,351       33,495        53.7
Fleet and other                 15,399       7,474        7,925       106.0
                             ---------   ---------   ----------  ----------
  Total cost of sales        1,773,658   1,099,271      674,387        61.3
                             ---------   ---------   ----------  ----------
Gross profit                   311,187     197,840      113,347        57.3
Asset impairments                4,131           -        4,131          NM
SG&A expense                   223,728     131,627       92,101        70.0
Depreciation and
 amortization                   10,531       6,067        4,464        73.6
                             ---------   ---------   ----------  ----------
Income from operations          72,797      60,146       12,651        21.0
Floor plan interest expense     (4,951)     (3,127)       1,824        58.3
Other interest expense          (4,900)     (2,051)       2,849       138.9
Other (expense) income, net       (307)      1,027       (1,334)         NM
                             ---------   ---------   ----------  ----------
Income before income taxes      62,639      55,995        6,644        11.9
Income tax expense             (19,248)    (21,458)       2,210        10.3
Income tax rate                   30.7%       38.3%
                             ---------   ---------   ----------  ----------
Net income                  $   43,391  $   34,537  $     8,854        25.6%
                             =========   =========   ==========

Diluted net income per
 share:
Net income per share        $     1.64  $     1.31  $      0.33        25.2%

Diluted shares outstanding      26,480      26,359          121         0.5%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                              Three months ended                     %
                                 September 30,       Increase    Increase
                            ----------------------
                               2015        2014     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ------------
Gross margin
New vehicle retail                 6.3%        6.5%   (20) bps
Used vehicle retail               12.3        12.9    (60) bps
Used vehicle wholesale             0.8         1.0    (20) bps
Finance and insurance            100.0       100.0       - bps
Service, body and parts           49.5        48.4     110 bps
Fleet and other                    3.6         6.4   (280) bps
Gross profit margin               14.9        15.3    (40) bps

Unit sales
New vehicle retail              37,401      21,320      16,081        75.4%
Used vehicle retail             26,206      17,710       8,496        48.0
Total retail units sold         63,607      39,030      24,577        63.0
Used vehicle wholesale          10,239       6,989       3,250        46.5

Average selling price
New vehicle retail          $   32,809  $   34,340  $   (1,531)       (4.5)%
Used vehicle retail             19,304      19,228          76         0.4
Used vehicle wholesale           6,785       6,990        (205)       (2.9)

Average gross profit per
 unit
New vehicle retail          $    2,063  $    2,235  $     (172)       (7.7)%
Used vehicle retail              2,377       2,479        (102)       (4.1)
Used vehicle wholesale              57          72         (15)      (20.8)
Finance and insurance            1,205       1,200           5         0.4
Total vehicle(1)                 3,406       3,559        (153)       (4.3)

Revenue mix
New vehicle retail                58.8%       56.4%
Used vehicle retail               24.3        26.3
Used vehicle wholesale             3.3         3.8
Finance and insurance, net         3.7         3.6
Service, body and parts            9.1         9.3
Fleet and other                    0.8         0.6

                                   Adjusted               As reported
                            ----------------------  ----------------------
                              Three months ended      Three months ended
                                 September 30,           September 30,
                            ----------------------  ----------------------
Other metrics                   2015        2014        2015       2014
                            ----------  ----------  ----------  ----------
SG&A as a % of revenue             9.9%       10.1%       10.7%       10.1%
SG&A as a % of gross profit       66.0        66.1        71.9        66.5
Operating profit as a % of
 revenue                           4.6         4.7         3.5         4.6
Operating profit as a % of
 gross profit                     30.6        30.8        23.4        30.4
Pretax margin                      4.2         4.4         3.0         4.3
Net profit margin                  2.6         2.7         2.1         2.7

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                              Three months ended                     %
                                September 30,        Increase    Increase
                            ---------------------
                               2015        2014     (Decrease)  (Decrease)
                            ---------   ---------   ----------  ----------
Revenues
New vehicle retail         $  810,720  $  727,924  $    82,796        11.4%
Used vehicle retail           381,773     338,400       43,373        12.8
Used vehicle wholesale         54,088      48,600        5,488        11.3
Finance and insurance          54,099      46,607        7,492        16.1
Service, body and parts       132,331     120,099       12,232        10.2
Fleet and other                 8,137       7,990          147         1.8
                            ---------   ---------   ----------
Total revenues             $1,441,148  $1,289,620  $   151,528        11.7

Gross profit
New vehicle retail         $   50,730  $   47,211  $     3,519         7.5%
Used vehicle retail            49,016      43,716        5,300        12.1
Used vehicle wholesale            690         544          146        26.8
Finance and insurance          54,099      46,607        7,492        16.1
Service, body and parts        64,822      58,100        6,722        11.6
Fleet and other                   563         516           47         9.1
                            ---------   ---------   ----------
Total gross profit         $  219,920  $  196,694  $    23,226        11.8

Gross margin
New vehicle retail                6.3%        6.5%    (20) bps
Used vehicle retail              12.8        12.9     (10) bps
Used vehicle wholesale            1.3         1.1       20 bps
Finance and insurance           100.0       100.0        - bps
Service, body and parts          49.0        48.4       60 bps
Fleet and other                   6.9         6.5       40 bps
Gross profit margin              15.3        15.3        - bps

Unit sales
New vehicle retail             23,219      21,163        2,056         9.7%
Used vehicle retail            19,255      17,566        1,689         9.6
Total retail units sold        42,474      38,729        3,745         9.7
Used vehicle wholesale          7,226       6,916          310         4.5

Average selling price
New vehicle retail         $   34,916  $   34,396  $       520         1.5%
Used vehicle retail            19,827      19,265          562         2.9
Used vehicle wholesale          7,485       7,027          458         6.5

Average gross profit per
 unit
New vehicle retail         $    2,185  $    2,231  $       (46)       (2.1)%
Used vehicle retail             2,546       2,489           57         2.3
Used vehicle wholesale             96          79           17        21.5
Finance and insurance           1,274       1,203           71         5.9
Total vehicle(1)                3,638       3,565           73         2.0

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                             Nine months ended                        %
                               September 30,         Increase     Increase
                          -----------------------
                             2015         2014      (Decrease)   (Decrease)
                          ----------   ----------   ----------   ----------
Revenues:
New vehicle retail        $3,384,408   $2,006,127   $1,378,281         68.7%
Used vehicle retail        1,457,617      952,890      504,727         53.0
Used vehicle wholesale       198,476      135,832       62,644         46.1
Finance and insurance        213,700      130,324       83,376         64.0
Service, body and parts      545,966      339,726      206,240         60.7
Fleet and other               70,803       32,120       38,683        120.4
                          ----------   ----------   ----------   ----------
  Total revenues           5,870,970    3,597,019    2,273,951         63.2
Cost of sales:
New vehicle retail         3,176,135    1,873,461    1,302,674         69.5
Used vehicle retail        1,273,195      824,129      449,066         54.5
Used vehicle wholesale       194,329      132,493       61,836         46.7
Service, body and parts      276,828      174,291      102,537         58.8
Fleet and other               68,272       30,444       37,828        124.3
                          ----------   ----------   ----------   ----------
  Total cost of sales      4,988,759    3,034,818    1,953,941         64.4
                          ----------   ----------   ----------   ----------
Gross profit                 882,211      562,201      320,010         56.9
Asset impairments             14,391            -       14,391           NM
SG&A expense                 610,956      378,919      232,037         61.2
Depreciation and
 amortization                 30,544       17,399       13,145         75.6
                          ----------   ----------   ----------   ----------
Income from operations       226,320      165,883       60,437         36.4
Floor plan interest
 expense                     (14,255)      (9,326)       4,929         52.9
Other interest expense       (14,700)      (5,894)       8,806        149.4
Other (expense) income,
 net                          (1,030)       3,110       (4,140)          NM
                          ----------   ----------   ----------   ----------
Income from continuing
 operations before income
 taxes                       196,334      153,773       42,561         27.7
Income tax expense           (61,067)     (59,372)       1,695          2.9
Income tax rate                 31.1%        38.6%
                          ----------   ----------   ----------   ----------
Income from continuing
 operations               $  135,267   $   94,401   $   40,866         43.3%
Income from discontinued
 operations, net of tax            -        3,179       (3,179)          NM
                          ----------   ----------   ----------   ----------
Net income                $  135,267   $   97,580   $   37,687         38.6%

Diluted net income per
 share:
Continuing operations     $     5.10   $     3.58   $     1.52         42.5%
Discontinued operations            -         0.13        (0.13)          NM
                          ----------   ----------   ----------   ----------
Net income per share      $     5.10   $     3.71   $     1.39         37.5%
                          ==========   ==========   ==========   ==========

Diluted shares
 outstanding                  26,500       26,337          163          0.6%

NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                                Nine months ended                     %
                                  September 30,       Increase    Increase
                             ----------------------
                                2015        2014     (Decrease)  (Decrease)
                             ----------  ----------  ----------  ----------
Gross margin
                                                         % (40)
New vehicle retail                  6.2% 6.6         bps
Used vehicle retail                12.7        13.5    (80) bps
Used vehicle wholesale              2.1         2.5    (40) bps
Finance and insurance             100.0       100.0       - bps
Service, body and parts            49.3        48.7      60 bps
Fleet and other                     3.6         5.2   (160) bps
Gross profit margin                15.0        15.6    (60) bps

Unit sales
New vehicle retail              103,136      59,040      44,096        74.7%
Used vehicle retail              75,099      50,112      24,987        49.9
Total retail units sold         178,235     109,152      69,083        63.3
Used vehicle wholesale           28,822      18,889       9,933        52.6

Average selling price
New vehicle retail           $   32,815  $   33,979  $   (1,164)      (3.4)%
Used vehicle retail              19,409      19,015         394         2.1
Used vehicle wholesale            6,886       7,191        (305)       (4.2)

Average gross profit per
 unit
New vehicle retail           $    2,019  $    2,247  $     (228)     (10.1)%
Used vehicle retail               2,456       2,569        (113)       (4.4)
Used vehicle wholesale              144         177         (33)      (18.6)
Finance and insurance             1,199       1,194           5         0.4

Revenue mix
New vehicle retail                 57.6%       55.8%
Used vehicle retail                24.8        26.5
Used vehicle wholesale              3.4         3.8
Finance and insurance, net          3.6         3.6
Service, body and parts             9.3         9.4
Fleet and other                     1.3         0.9

                                    Adjusted               As reported
                             ----------------------  ----------------------
                                Nine months ended       Nine months ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
Other metrics                    2015        2014        2015       2014
                             ----------  ----------  ----------  ----------
SG&A as a % of revenue             10.2%       10.4%       10.4%       10.5%
SG&A as a % of gross profit        67.8        66.5        69.3        67.4
Operating profit as a % of
 revenue                            4.3         4.8         3.9         4.6
Operating profit as a % of
 gross profit                      28.7        30.4        25.7        29.5
Pretax margin                       3.9         4.4         3.3         4.3
Net profit margin                   2.4         2.7         2.3         2.6

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                              Nine months ended                      %
                                September 30,        Increase    Increase
                            ---------------------
                               2015        2014     (Decrease)  (Decrease)
                            ---------   ---------   ----------  ----------
Revenues
New vehicle retail         $2,190,337  $1,988,665  $   201,672        10.1%
Used vehicle retail         1,071,691     943,360      128,331        13.6
Used vehicle wholesale        148,249     135,173       13,076         9.7
Finance and insurance         148,232     129,155       19,077        14.8
Service, body and parts       371,432     336,881       34,551        10.3
Fleet and other                42,480      32,120       10,360        32.3
                            ---------   ---------   ----------
Total revenues             $3,972,421  $3,565,354  $   407,067        11.4

Gross profit
New vehicle retail         $  136,224  $  131,168  $     5,056         3.9%
Used vehicle retail           141,666     127,768       13,898        10.9
Used vehicle wholesale          3,741       3,446          295         8.6
Finance and insurance         148,232     129,155       19,077        14.8
Service, body and parts       181,850     163,944       17,906        10.9
Fleet and other                 2,177       1,676          501        29.9
                            ---------   ---------   ----------
Total gross profit         $  613,890  $  557,157  $    56,733        10.2

Gross margin
New vehicle retail                6.2%        6.6%    (40) bps
Used vehicle retail              13.2        13.5     (30) bps
Used vehicle wholesale            2.5         2.5        - bps
Finance and insurance           100.0       100.0        - bps
Service, body and parts          49.0        48.7       30 bps
Fleet and other                   5.1         5.2     (10) bps
Total gross profit               15.5        15.6     (10) bps

Unit sales
New vehicle retail             63,113      58,431        4,682         8.0%
Used vehicle retail            54,197      49,537        4,660         9.4
Total retail units sold       117,310     107,968        9,342         8.7
Used vehicle wholesale         19,437      18,701          736         3.9

Average selling price
New vehicle retail         $   34,705  $   34,034  $       671         2.0%
Used vehicle retail            19,774      19,044          730         3.8
Used vehicle wholesale          7,627       7,228          399         5.5

Average gross profit per
 unit
New vehicle retail         $    2,158  $    2,245  $       (87)       (3.9)%
Used vehicle retail             2,614       2,579           35         1.4
Used vehicle wholesale            192         184            8         4.3
Finance and insurance           1,264       1,196           68         5.7
Total vehicle(1)                3,664       3,626           38         1.0

(1) - includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

                                Three months ended                    %
                                  September 30,        Increase   Increase
                             -----------------------
                                 2015        2014     (Decrease) (Decrease)
                             ----------- ----------- ----------- ----------
Revenues
Domestic                     $   814,155 $   684,835 $   129,320       18.9%
Import                           893,465     412,136     481,329      116.8
Luxury                           374,390     196,646     177,744       90.4
                             ----------- ----------- -----------
Total segment revenues         2,082,010   1,293,617     788,393       60.9
Corporate and other                2,835       3,494        (659)     (18.9)
                             ----------- ----------- -----------
Total revenues               $ 2,084,845 $ 1,297,111 $   787,734       60.7

Segment Income(1)
Domestic                     $    33,176 $    26,659 $     6,517       24.4%
Import                            30,506      13,407      17,099      127.5
Luxury                             8,140       6,227       1,913       30.7
                             ----------- ----------- -----------
                                  71,822      46,293      25,529       55.1
Corporate and other                6,555      16,793     (10,238)     (61.0)
Depreciation and amortization    (10,531)     (6,067)      4,464       73.6
Other interest expense            (4,900)     (2,051)      2,849      138.9
Other (expense) income, net         (307)      1,027       1,334         NM
                             ----------- ----------- -----------
Income from continuing
 operations before income
 taxes                       $    62,639 $    55,995 $     6,644       11.9

(1) Segment income for each of the segments is defined as Income from continuing operations before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales
Domestic                          12,361      10,398       1,963       18.9%
Import                            20,658       8,921      11,737      131.6
Luxury                             4,455       2,006       2,449      122.1
                             ----------- ----------- -----------
Total                             37,474      21,325      16,149       75.7
Allocated to management              (73)         (5)        (68)        NM
                             ----------- ----------- -----------
Total retail new vehicle unit
 sales                            37,401      21,320      16,081       75.4

NM - not meaningful

Lithia Motors, Inc.
Segment Operating Highlights (Unaudited)

                                Nine months ended                     %
                                  September 30,        Increase   Increase
                             -----------------------
                                 2015        2014     (Decrease) (Decrease)
                             -----------  ----------  ---------- ----------
Revenues
Domestic                     $ 2,272,914  $1,893,014    $379,900       20.1%
Import                         2,507,181   1,160,250   1,346,931      116.1
Luxury                         1,083,680     541,082     542,598      100.3
                             -----------  ----------  ----------
Total segment revenues         5,863,775   3,594,346   2,269,429       63.1
Corporate and other                7,195       2,673       4,522      169.2
                             -----------  ----------  ----------
Total revenues               $ 5,870,970  $3,597,019  $2,273,951       63.2

Segment Income(1)
Domestic                     $    91,691           $      17,163       23.0%
Import                            73,963      37,351      36,612       98.0
Luxury                            25,360      14,246      11,114       78.0
                             -----------  ----------  ----------
Total segment income             191,014     126,125      64,889       51.4
Corporate and other               51,594      47,831       3,764        7.9
Depreciation and amortization    (30,544)    (17,399)     13,145       75.6
Other interest expense           (14,700)     (5,894)      8,806      149.4
Other (expense) income, net       (1,030)      3,110       4,140     (133.1)
                             -----------  ----------  ----------
Income from continuing
operations before income
taxes                        $   196,334    $153,773     $42,562       27.7

(1) Segment income for each of the segments is defined as Income from continuing operations before income taxes, less Depreciation and amortization, Other interest expense and Other income, net.

Retail New Vehicle Unit Sales
Domestic                          33,852      28,989       4,863       16.8%
Import                            56,814      24,632      32,182      130.7
Luxury                            12,650       5,583       7,067      126.6
                             -----------  ----------  ----------
Total                            103,316      59,204      44,112       74.5
Allocated to management             (180)       (164)        (16)       9.8
                             -----------  ----------  ----------
Total retail new vehicle unit
sales                            103,136      59,040      44,096       74.7

NM - not meaningful
Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                    As of
                                 September 30,  December 31,   September 30,
                                -------------- -------------- --------------
                                     2015           2014           2014
                                -------------- -------------- --------------
Days Supply(1)
New vehicle inventory                       64             62             72
Used vehicle inventory                      54             53             54

(1) Days supply calculated based on current inventory levels, excluding in-
 transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                 Requirement        As of September 30, 2015
                         -------------------------- ------------------------
Current ratio               Not less than 1.10 to 1                1.25 to 1
Fixed charge coverage
 ratio                      Not less than 1.20 to 1                3.38 to 1
Leverage ratio              Not more than 5.00 to 1                1.84 to 1
Funded debt restriction  Not more than $600 million           $424.0 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                Three months ended   Nine months ended
                                   September 30,       September 30,
                                ------------------- -------------------
                                   2015      2014      2015      2014
                                --------- --------- --------- ---------
New vehicle unit sales brand mix
Honda Acura                          22.5%      8.0%     22.5%      8.0%
Chrysler                             18.5      28.1      18.9      28.3
Toyota                               18.8      13.4      18.9      13.7
General Motors                        9.5      14.2       9.3      14.2
Subaru                                6.7       9.9       6.8       9.6
BMW, MINI                             5.5       6.1       5.6       6.2
Ford                                  5.2       6.5       4.6       6.4
Nissan                                4.0       3.5       3.8       3.6
Volkswagen, Audi                      3.1       2.8       3.1       2.6
Hyundai                               2.1       3.0       2.1       3.1
Mercedes                              1.4       2.4       1.5       2.3
Kia                                   1.3       1.3       1.3       1.1
Lexus                                 0.9         -       1.0         -
Other                                 0.5       0.8       0.6       0.9

                                Three months ended   Nine months ended
                                   September 30,       September 30,
                                ------------------- -------------------
                                     2015      2014      2015      2014
                                --------- --------- --------- ---------
Revenue geographic mix
California                           21.3%     12.8%     21.4%     13.0%
Oregon                               16.9      22.7      16.7      22.3
Texas                                14.9      22.8      15.4      23.5
New Jersey                           14.4         -      14.4         -
Montana                               6.3       8.2       6.0       8.2
Alaska                                5.4       7.5       5.4       7.3
Washington                            5.1       7.2       5.1       7.2
Nevada                                3.1       4.6       3.0       4.6
New York                              2.9         -       3.0         -
Idaho                                 2.9       4.4       2.9       4.4
Iowa                                  3.0       4.3       2.9       4.3
North Dakota                          1.4       2.1       1.5       2.2
Hawaii                                1.5       2.0       1.4       1.6
New Mexico                            0.9       1.4       0.9       1.4

                                 As of October 21,
                                        2015
                                -------------------
Current store count mix            # of      % of
                                  stores    total
                                --------- ---------
Chrysler                               26      19.2%
Honda, Acura                           21      15.6
Toyota                                 19      14.1
General Motors                         17      12.6
BMW, MINI                              11       8.1
Volkswagen, Audi                        8       5.9
Ford                                    7       5.2
Subaru                                  7       5.2
Nissan                                  6       4.4
Hyundai                                 5       3.7
Mercedes                                4       3.0
Other                                   4       3.0

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                             September 30,    December 31,
                                                  2015            2014
                                            --------------- ---------------
Cash and cash equivalents                   $        32,707 $        29,898
Trade receivables, net                              285,730         295,379
Inventories, net                                  1,386,960       1,249,659
Other current assets                                 32,640          32,010
Assets held for sale                                      -           8,563
                                            --------------- ---------------
Total current assets                        $     1,738,037 $     1,615,509

Property and equipment, net                         854,077         816,745
Goodwill                                            210,627         199,375
Franchise value                                     155,187         150,892
Other non-current assets                            101,901          98,411
                                            --------------- ---------------
Total assets                                $     3,059,829 $     2,880,932
                                            =============== ===============

Floor plan notes payable                    $        46,651 $        41,047
Floor plan notes payable: non trade               1,168,223       1,137,632
Current maturities of long-term debt                 38,745          31,912
Trade payables                                       77,723          70,853
Accrued liabilities                                 167,135         153,661
Deferred income taxes                                 3,792           2,603
Liabilities related to assets held for sale               -           4,892
                                            --------------- ---------------
Total current liabilities                   $     1,502,269 $     1,442,600

Long-term debt                                      591,231         609,066
Deferred revenue                                     63,238          54,403
Deferred income taxes                                29,013          42,795
Other long-term liabilities                          86,365          58,963
                                            --------------- ---------------
Total liabilities                           $     2,272,116 $     2,207,827
                                            --------------- ---------------

Class A common stock                                263,531         276,058
Class B common stock                                    319             319
Additional paid-in capital                           35,917          29,775
Accumulated other comprehensive loss                   (461)           (926)
Retained earnings                                   488,407         367,879
                                            --------------- ---------------
Total liabilities & stockholders' equity    $     3,059,829 $     2,880,932
                                            =============== ===============

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                     Nine months ended
                                                       September 30,
                                                ---------------------------
                                                     2015          2014
                                                ------------- -------------
Net income                                      $     135,267 $      97,580

Adjustments to reconcile net income to net cash
 provided by operating activities:
Asset Impairment                                       14,391             -
Depreciation and amortization                          30,544        17,399
Stock-based compensation                                8,579         5,054
Loss on disposal of assets                                 27           307
Gain on sale of franchise                              (5,919)       (5,744)
Deferred income taxes                                  (7,955)        4,725
Excess tax benefit from share-based payment
 arrangements                                          (4,923)       (6,160)
(Increase) decrease:
  Trade receivables, net                                9,685       (11,336)
  Inventories                                        (132,407)      (44,349)
  Other assets                                         (5,339)      (13,700)
Increase (decrease):
  Floor plan notes payable, net                         5,604         1,132
  Trade payables                                        7,768         4,246
  Accrued liabilities                                  16,949        21,914
  Other long-term liabilities and deferred
   revenue                                             34,651        16,634
                                                ------------- -------------
Net cash provided by operating activities       $     106,922 $      87,702
                                                ============= =============
Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                        Nine months ended
                                                          September 30,
                                                     -----------------------
Net cash provided by operating activities                2015        2014
                                                     ----------- -----------
As reported                                          $   106,922 $    87,702
  Floor plan notes payable, non-trade, net                36,204      30,375
                                                     ----------- -----------
Adjusted                                             $   143,126 $   118,077
                                                     =========== ===========

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                               Three Months Ended September 30, 2015
                        ---------------------------------------------------
                                                     Equity
                                                   investment
                                      Transition   fair value
                         As reported   agreement   adjustment    Adjusted
                        ------------ ------------ ------------ ------------
Other asset impairments $      4,131 $          - $     (4,131)$          -

Selling, general and
 administrative              223,728      (18,296)           -      205,432

Income from operations        72,797       18,296        4,131       95,224

Other (expense) income,
 net                            (307)           -        1,732        1,425

Income from continuing
 operations before
 income taxes           $     62,639 $     18,296 $      5,862 $     86,797
Income tax expense           (19,248)      (6,507)      (7,414)     (33,169)
                        ------------ ------------ ------------ ------------
Net income from
 continuing operations  $     43,391 $     11,789 $     (1,552)$     53,628
                        ============ ============ ============ ============

Diluted earnings per
 share from continuing
 operations             $       1.64 $       0.45 $      (0.06)$       2.03
Diluted share count           26,480

                                Three Months Ended September 30, 2014
                          -------------------------------------------------
                                       Acquisition      Tax
                          As reported    expenses    attributes   Adjusted
                          -----------  -----------  ----------- -----------
Selling, general and
 administrative           $   131,627 $       (883) $         - $   130,744

Income from operations         60,146          883            -      61,029

Income from continuing
 operations before income
 taxes                    $    55,995 $        883  $         - $    56,878
Income tax expense            (21,458)        (318)        (194)    (21,971)
                          -----------  -----------  ----------- -----------
Net income from
 continuing operations    $    34,537 $        565  $      (194)$    34,908
                          =----------  -----------  =---------- =----------

Diluted earnings per
 share from continuing
 operations               $      1.31 $       0.02  $     (0.01)$      1.32
Diluted share count            26,359

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                          Nine Months Ended September 30, 2015
             --------------------------------------------------------------

                        Disposal                         Equity
                         (gain)/                       investment
                        loss on                           fair
                As      sale of    Asset    Transition   value
              reported   stores impairments agreement  adjustment  Adjusted
             ---------  ----------------------------- ----------- ---------

Other asset
 impairments $  14,391  $      -  $ (2,000) $       -  $ (12,391) $       -

Selling,
 general and
 administrat
 ive           610,956     5,919         -    (18,296)         -    598,579

Income from
 operations    226,320    (5,919)    2,000     18,296     12,391    253,088

Other
 (expense)
 income, net    (1,031)        -         -          -      5,196      4,165

Income from
 continuing
 operations
 before
 income
 taxes       $ 196,334  $ (5,919) $  2,000  $  18,296  $  17,587  $ 228,298

Income tax
 expense       (61,067)    2,309      (780)    (6,507)   (22,316)   (88,361)
             ---------  --------  --------  ---------  ---------  ---------

Net income
 from
 continuing
 operations  $ 135,267  $ (3,610) $  1,220  $  11,789  $  (4,729) $ 139,937
             =========  ========  ========  =========  =========  =========

Diluted
 earnings
 per share
 from
 continuing
 operations  $    5.10  $  (0.14) $   0.05  $    0.45  $   (0.18) $    5.28

Diluted
 share count    26,500

                              Nine Months Ended September 30, 2014
                    -------------------------------------------------------
                        As      Reserve   Acquisition     Tax
                     reported adjustments   expenses   attribute  Adjusted
                    --------- ----------- ----------- ---------- ----------
Selling, general
 and administrative $ 378,919 $    (3,931)$    (1,046)$        - $  373,942

Income from
 operations           165,883       3,931       1,046          -    170,860

Income from
 continuing
 operations before
 income taxes       $ 153,773 $     3,931 $     1,046 $        - $  158,750
Income tax expense    (59,372)     (1,545)       (382)      (267)   (61,566)
                    --------- ----------- ----------- ---------- ----------
Net income from
 continuing
 operations         $  94,401 $     2,386 $       664 $     (267)$   97,184
                    ========= =========== =========== ========== ==========

Diluted earnings
 per share from
 continuing
 operations         $    3.58 $      0.09 $      0.03 $    (0.01)$     3.69
Diluted share count    26,337

Contact:
John North
VP Finance and Chief Accounting Officer
(541) 618-5748